UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 2, 2021, Cerecor Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC (together, the “Agents”), pursuant to which the Company may issue and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 (the “Shares”) through the Agents (the “Offering”).

Subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company or the Agents may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions.

The Company has agreed to pay the Agents commissions for their services in acting as agents in the sale of the Shares in the amount of 3.0% of gross proceeds from the sale of the Shares pursuant to the Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Troutman Pepper Hamilton Sanders LLP, counsel to the Company, has issued a legal opinion relating to the Offering. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254000), previously filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021 and declared effective by the SEC on March 19, 2021. A prospectus supplement related to the Offering is being filed with the SEC on July 2, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01    Other Events.

Supplemental Risk Factors

The Company is also filing this Current Report on Form 8-K to provide certain risk factors (the “Supplemental Risk Factors”) included in the prospectus supplement related to the Offering described above. The Supplemental Risk Factors are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated July 2, 2021, by and between Cerecor Inc., Cantor Fitzgerald & Co. and RBC Capital Markets, LLC.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1 above).

99.1	Supplemental Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: July 2, 2021	By:	/s/ Schond L. Greenway
Schond L. Greenway
Chief Financial Officer

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